Exhibit 99.1

Teradyne Reports Third Quarter 2025 Results

•
Revenue and earnings at the high-end of Q3 guidance
•
Revenue of $769 million in Q3'25, up 4% from Q3'24
•
Semiconductor Test drove better than expected Q3'25 results
•
Strong AI-related demand in Compute and Memory expected to grow in Q4'25

	Q3'25	Q3'24	Q2'25
Revenue (mil)	$769	$737	$652
GAAP EPS	$0.75	$0.89	$0.49
Non-GAAP EPS	$0.85	$0.90	$0.57

NORTH READING, Mass. – October 28, 2025 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $769 million for the third quarter of 2025 of which $606 million was in Semiconductor Test, $88 million in Product Test, and $75 million in Robotics. GAAP net income for the third quarter of 2025 was $119.6 million, or $0.75 per diluted share. On a non-GAAP basis, Teradyne’s net income for the third quarter of 2025 was $135.9 million, or $0.85 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, pension mark-to-market adjustment, and included the related tax impact on non-GAAP adjustment.

“Our Semiconductor Test Group delivered third quarter sales that exceeded expectations, driving company sales and profit to the high end of our Q3 guidance range,” said Teradyne CEO, Greg Smith. “Growth was driven primarily by System-on-a-Chip (SOC) solutions for artificial intelligence applications and strong performance in memory. As we look ahead to Q4, AI-related test demand remains robust across compute, networking and memory segments. Q4'25 sales are expected to increase 25% sequentially and 27% from Q4'24."

Guidance for the fourth quarter of 2025 is revenue of $920 million to $1,000 million, with GAAP net income of $1.12 to $1.39 per diluted share and non-GAAP net income of $1.20 to $1.46 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and amortization on our investment in Technoprobe, as well as the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the third quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, October 29, 2025. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 7:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, ERP related expenses, inventory step-up, pension mark-to-market adjustment, pension actuarial gains and losses, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) designs, develops, and manufactures automated test equipment and advanced robotics systems. Its test solutions for semiconductors and electronics products enable Teradyne's customers to consistently deliver on their quality standards. Its advanced robotics business includes collaborative robots and mobile robots that support manufacturing and warehouse operations for companies of all sizes. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics such as COVID-19; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the current conflicts in Israel; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2025

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net revenues	$769,210	$651,797	$737,298	$2,106,687	$2,066,996
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	319,904	278,785	300,784	869,032	865,357
Gross profit	449,306	373,012	436,514	1,237,655	1,201,639
Operating expenses:
Selling and administrative (2)	169,144	157,782	157,649	484,182	461,307
Engineering and development	124,760	118,382	117,474	361,331	332,489
Acquired intangible assets amortization	3,514	3,733	4,748	11,820	14,108
Restructuring and other (3)	6,585	2,372	4,578	23,472	11,018
Loss (gain) on sale of business (4)	—	—	—	—	(57,486)
Operating expenses	304,003	282,269	284,449	880,805	761,436
Income from operations	145,303	90,743	152,065	356,850	440,203
Interest and other (income) expense (5)	(2,797)	(5,816)	(6,919)	(6,834)	(11,086)
Income before income taxes	148,100	96,559	158,984	363,684	451,289
Income tax provision	23,344	12,260	12,260	50,148	54,095
Income before equity in net earnings of affiliate	$124,756	$84,299	$146,724	$313,536	$397,194
Equity in net earnings of affiliate	(5,198)	(5,927)	(1,075)	(16,709)	(1,075)
Net income	$119,558	$78,372	$145,649	$296,827	$396,119

Net income per common share:
Basic	$0.75	$0.49	$0.89	$1.85	$2.51
Diluted	$0.75	$0.49	$0.89	$1.85	$2.42
Weighted average common shares - basic	158,595	159,967	163,002	160,021	157,951
Weighted average common shares - diluted (6)	159,097	160,135	164,253	160,409	163,357

Cash dividend declared per common share	$0.12	$0.12	$0.12	$0.36	$0.36

(1)
Cost of revenues includes:

	Quarter Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Provision for excess and obsolete inventory	$6,829	$7,402	$6,078	$19,175	$15,515
Inventory step-up	351	343	—	910	—
Legal Settlement	—	—	3,600	—	3,600
Sale of previously written down inventory	(1,726)	(1,105)	(472)	(3,155)	(1,787)
	$5,454	$6,640	$9,206	$16,930	$17,328

(2)
For the quarters ended September 28, 2025, and June 29, 2025, and the nine months ended September 28, 2025, selling and administrative expenses included $1.1 million, $1.1 million, and $2.9 million, respectively, of expenses directly related to a planned ERP system implementation. For the nine months ended September 29, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne executives' retirement agreements.

(3)
Restructuring and other consists of:

	Quarter Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Employee severance (a)	$4,786	$2,320	$1,280	$18,501	$5,319
Lease terminations	328	72	—	1,542	—
Acquisition and divestiture related expenses	173	(422)	—	2,043	2,214
Other	1,298	402	3,298	1,386	3,485
	$6,585	$2,372	$4,578	$23,472	$11,018

(a)
For the nine months ended September 28, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees.
(4)
On May 27, 2024, Teradyne sold Teradyne's Device Interface Solution ("DIS") business, a component of the Semiconductor Test segment, to Technoprobe S.p.A. ("Technoprobe"), for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.

(5)
Interest and other includes:

	Quarter Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Pension settlement loss (gain)	$(800)	$—	$—	$(800)	$—
Pension actuarial losses (gains)	—	127	(2,262)	127	(2,513)
Loss (gain) on foreign exchange contract	—	—	—	(561)	9,765

(6)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended September 29, 2024, diluted shares included 0.5 million shares from the convertible note hedge transaction. For the nine months ended September 29, 2024, diluted shares included 4.8 million shares from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 28, 2025	December 31, 2024
Assets
Cash and cash equivalents	$272,700	$553,354
Marketable securities	25,017	46,312
Accounts receivable, net	593,800	471,426
Inventories, net	366,752	298,492
Prepayments	469,240	429,086
Other current assets	22,649	17,727
Total current assets	1,750,158	1,816,397
Property, plant and equipment, net	569,939	508,171
Operating lease right-of-use assets, net	62,442	70,185
Marketable securities	129,658	124,121
Deferred tax assets	253,455	222,438
Retirement plans assets	12,702	11,994
Equity method investment	538,001	494,494
Other assets	73,118	49,620
Acquired intangible assets, net	54,708	15,927
Goodwill	519,550	395,367
Total assets	$3,963,731	$3,708,714
Liabilities
Accounts payable	$227,850	$134,792
Accrued employees’ compensation and withholdings	203,850	204,991
Deferred revenue and customer advances	133,050	107,710
Other accrued liabilities	138,717	90,777
Operating lease liabilities	19,026	18,699
Short-term debt	200,000	—
Income taxes payable	72,496	67,610
Total current liabilities	994,989	624,579
Retirement plans liabilities	142,680	133,338
Long-term deferred revenue and customer advances	43,887	40,505
Deferred tax liabilities	6,890	1,038
Long-term other accrued liabilities	8,285	7,442
Long-term operating lease liabilities	49,725	57,922
Long-term income taxes payable	—	24,596
Total liabilities	1,246,456	889,420
Shareholders’ equity	2,717,275	2,819,294
Total liabilities and shareholders’ equity	$3,963,731	$3,708,714

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Cash flows from operating activities:
Net income	$119,558	$145,649	$296,827	$396,119
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26,649	25,553	79,484	74,480
Stock-based compensation	15,531	14,574	47,561	45,267
Equity in net earnings of affiliate	5,198	1,075	16,709	1,075
Amortization	3,867	4,736	12,723	14,133
Provision for excess and obsolete inventory	6,829	6,078	19,175	15,516
Losses (gains) on investments	(3,644)	(2,951)	(4,722)	10,139
Loss (gain) on sale of business	—	—	—	(57,486)
Deferred taxes	(14,101)	(9,431)	(29,100)	(26,261)
Retirement plan actuarial losses (gains)	(800)	(2,262)	(673)	(2,512)
Other	175	(6,282)	3,344	(5,041)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(161,283)	(11,055)	(111,787)	(65,266)
Inventories	(10,911)	(5,974)	(34,618)	11,127
Prepayments and other assets	(53,478)	39,248	(22,599)	61,438
Accounts payable and other liabilities	104,311	(10,657)	121,447	(63,666)
Deferred revenue and customer advances	12,596	885	25,652	3,624
Retirement plans contributions	(1,410)	(1,395)	(6,986)	(4,169)
Income taxes	(36)	(21,520)	(19,661)	(18,898)
Net cash provided by operating activities	49,051	166,271	392,776	389,619
Cash flows from investing activities:
Purchases of property, plant and equipment	(46,692)	(51,841)	(161,121)	(140,710)
Investments in businesses	(20,151)	(2,407)	(25,519)	(527,060)
Purchases of marketable securities	(10,315)	(7,340)	(27,465)	(35,097)
Acquisitions of businesses, net of cash and cash equivalents	—	—	(144,380)	—
Proceeds from the sale of a business, net of cash and cash equivalents sold	—	3,176	—	90,348
Proceeds from maturities of marketable securities	9,018	6,305	41,621	33,163
Proceeds from sales of marketable securities	684	2,311	9,172	23,600
Proceeds from life insurance	—	—	—	873
Net cash used for investing activities	(67,456)	(49,796)	(307,692)	(554,883)
Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	200,000	—	200,000	185,000
Payments of borrowings on revolving credit facility	—	—	—	(185,000)
Dividend payments	(18,990)	(19,566)	(57,574)	(56,936)
Repurchase of common stock	(243,785)	(24,747)	(518,658)	(55,053)
Payments related to net settlement of employee stock compensation awards	(300)	(399)	(15,254)	(13,833)
Issuance of common stock under stock purchase and stock option plans	15,284	15,429	30,076	37,265
Net cash used for financing activities	(47,791)	(29,283)	(361,410)	(88,557)
Effects of exchange rate changes on cash and cash equivalents	(356)	940	(4,328)	6,286
(Decrease) increase in cash and cash equivalents	(66,552)	88,132	(280,654)	(247,535)
Cash and cash equivalents at beginning of period	339,252	421,904	553,354	757,571
Cash and cash equivalents at end of period	$272,700	$510,036	$272,700	$510,036

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	September 28, 2025	% of Net Revenues	June 29, 2025	% of Net Revenues	September 29, 2024	% of Net Revenues
Net revenues	$769.2		$651.8		$737.3
Gross profit GAAP	449.3	58.4%	373.0	57.2%	436.5	59.2%
Inventory step-up	0.4	0.1%	0.3	0.0%	—	—
Legal settlement (1)	—	—	—	—	3.6	0.5%
Gross profit non-GAAP	449.7	58.5%	373.3	57.3%	440.1	59.7%
Income from operations - GAAP	145.3	18.9%	90.7	13.9%	152.1	20.6%
Restructuring and other (2)	6.6	0.9%	2.4	0.4%	4.6	0.6%
Acquired intangible assets amortization	3.5	0.5%	3.7	0.6%	4.7	0.6%
ERP related expenses (3)	1.1	0.1%	1.1	0.2%	—	—
Inventory step-up	0.4	0.1%	0.3	0.0%	—	—
Legal settlement (1)	—	—	—	—	3.6	0.5%
Income from operations - non-GAAP	$156.9	20.4%	$98.2	15.1%	$165.0	22.4%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	September 28, 2025	% of Net Revenues	Basic	Diluted	June 29, 2025	% of Net Revenues	Basic	Diluted	September 29, 2024	% of Net Revenues	Basic	Diluted
Net income - GAAP	$119.6	15.5%	$0.75	$0.75	$78.4	12.0%	$0.49	$0.49	$145.6	19.7%	$0.89	$0.89
Amortization of equity method investment	7.7	1.0%	0.05	0.05	7.4	1.1%	0.05	0.05	2.4	0.3%	0.01	0.01
Restructuring and other (2)	6.6	0.9%	0.04	0.04	2.4	0.4%	0.02	0.01	4.6	0.6%	0.03	0.03
Acquired intangible assets amortization	3.5	0.5%	0.02	0.02	3.7	0.6%	0.02	0.02	4.7	0.6%	0.03	0.03
ERP related expenses (3)	1.1	0.1%	0.01	0.01	1.1	0.2%	0.01	0.01	—	—	—	—
Inventory step-up	0.4	0.1%	0.00	0.00	0.3	0.0%	0.00	0.00	—	0.0%	—	—
Pension settlement loss (gain)	(0.8)	-0.1%	(0.01)	(0.01)	—	—	—	—	—	—	—	—
Pension mark-to-market adjustment (4)	—	—	—	—	0.1	0.0%	0.00	0.00	(2.3)	-0.3%	(0.01)	(0.01)
Legal settlement (1)	—	—	—	—	—	—	—	—	3.6	0.5%	0.02	0.02
Exclude discrete tax adjustments	(0.6)	-0.1%	(0.00)	(0.00)	0.0	0.0%	0.00	0.00	(8.9)	-1.2%	(0.05)	(0.05)
Non-GAAP tax adjustments	(1.6)	-0.2%	(0.01)	(0.01)	(1.8)	-0.3%	(0.01)	(0.01)	(2.1)	-0.3%	(0.01)	(0.01)
Net income - non-GAAP	$135.9	17.7%	$0.86	$0.85	$91.6	14.1%	$0.57	$0.57	$147.6	20.0%	$0.91	$0.90

GAAP and non-GAAP weighted average common shares - basic	158.6				160.0				163.0
GAAP and non-GAAP weighted average common shares - diluted (5)	159.1				160.1				164.3

(1)
For the three months ended September 29, 2024, legal settlement includes charges for a settlement following a judgment against the Company for infringement of expired patents.
(2)
Restructuring and other consists of:

	Quarter Ended
	September 28, 2025	June 29, 2025	September 29, 2024
Employee severance	$4.8	$2.3	$1.3
Lease terminations	0.3	0.1	—
Acquisition and divestiture related expenses	0.2	(0.4)	—
Other	1.3	0.4	3.3
	$6.6	$2.4	$4.6

(3)
For the quarters ended September 28, 2025, and June 29, 2025, selling and administrative expenses included costs directly related to a planned ERP system implementation.
(4)
For the quarters ended June 29, 2025, and September 29, 2024, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(5)
For the quarter ended September 29, 2024, non-GAAP weighted average diluted common shares included 0.5 million shares from the convertible note hedge transaction.

	Nine Months Ended
	September 28, 2025	% of Net Revenues	September 29, 2024	% of Net Revenues
Net Revenues	$2,106.7		$2,067.0
Gross profit GAAP	1,237.7	58.8%	1,201.6	58.1%
Inventory step-up	0.9	0.0%	—	—
Legal settlement (1)	—	—	3.6	0.2%
Gross profit non-GAAP	1,238.6	58.8%	1,205.2	58.3%
Income from operations - GAAP	356.9	16.9%	440.2	21.3%
Restructuring and other (2)	23.5	1.1%	11.0	0.5%
Acquired intangible assets amortization	11.8	0.6%	14.1	0.7%
ERP related expenses (3)	2.9	0.1%	—	—
Inventory step-up	0.9	0.0%	—	—
Legal settlement (1)	—	—	3.6	0.2%
Equity modification charge (4)	—	—	1.7	0.1%
Loss (gain) on sale of business (5)	—	—	(57.5)	-2.8%
Income from operations - non-GAAP	$396.0	18.8%	$413.1	20.0%

			Net Income per Common Share				Net Income per Common Share
	September 28, 2025	% of Net Revenues	Basic	Diluted	September 29, 2024	% of Net Revenues	Basic	Diluted
Net income - GAAP	$296.8	14.1%	$1.86	$1.85	$396.1	19.2%	$2.51	$2.42
Restructuring and other (2)	23.5	1.1%	0.15	0.15	11.0	0.5%	0.07	0.07
Amortization of equity method investment	22.5	1.1%	0.14	0.14	2.4	0.1%	0.02	0.01
Acquired intangible assets amortization	11.8	0.6%	0.07	0.07	14.1	0.7%	0.09	0.09
ERP related expenses (3)	2.9	0.1%	0.02	0.02	—	—	—	—
Inventory step-up	0.9	0.0%	0.01	0.01	—	—	—	—
Pension mark-to-market adjustment (6)	0.1	0.0%	0.00	0.00	(2.5)	-0.1%	(0.02)	(0.02)
Loss (gain) on foreign exchange contract	(0.6)	0.0%	(0.00)	(0.00)	9.8	0.5%	0.06	0.06
Pension settlement loss (gain)	(0.8)	0.0%	(0.01)	(0.00)	—	—	—	—
Legal settlement (1)	—	—	—	—	3.6	0.2%	0.02	0.02
Equity modification charge (4)	—	—	—	—	1.7	0.1%	0.01	0.01
Loss (gain) on sale of business (5)	—	—	—	—	(57.5)	-2.8%	(0.36)	(0.35)
Exclude discrete tax adjustments	0.4	0.0%	0.00	0.00	(0.7)	0.0%	(0.00)	(0.00)
Non-GAAP tax adjustments	(8.4)	-0.4%	(0.05)	(0.05)	(7.9)	-0.4%	(0.05)	(0.05)
Net income - non-GAAP	$349.1	16.6%	$2.18	$2.18	$370.1	17.9%	$2.34	$2.26

GAAP and non-GAAP weighted average common shares - basic	160.0				158.0
GAAP and non-GAAP weighted average common shares - diluted (7)	160.4				163.4

(1)
For the nine months ended September 29, 2024, legal settlement includes charges for a settlement following a judgment against the Company for infringement of expired patents.
(2)
Restructuring and other consists of:

	Nine Months Ended
	September 28, 2025	September 29, 2024
Employee severance (a)	$18.5	$5.3
Acquisition and divestiture related expenses	2.0	2.2
Lease terminations	1.5	—
Other	1.4	3.5
	$23.4	$11.0

(a)
For the nine months ended September 28, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees.
(3)
For the nine months ended September 28, 2025, selling and administrative expenses included costs directly related to a planned ERP system implementation.
(4)
For the nine months ended September 29, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne’s executives' retirement agreements.
(5)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(6)
For the nine months ended September 28, 2025, and September 29, 2024, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(7)
For the nine months ended September 29, 2024, non-GAAP weighted average diluted common shares included 4.8 million shares from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2025 guidance:

GAAP and non-GAAP fourth quarter revenue guidance:	$920 million	to	$1,000 million
GAAP net income per diluted share	$1.12		$1.39
Exclude acquired intangible assets amortization	0.03		$0.03
Exclude equity method investment amortization	0.05		$0.05
Non-GAAP tax adjustments	(0.01)		$(0.01)
Non-GAAP net income per diluted share	$1.20		$1.46

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Amy McAndrews 978-370-3945
Vice President of Corporate Relations